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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                              Dated April 14, 2003

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
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                   NEW ENVIRONMENTAL TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   87-0564472
                      (IRS Employer Identification Number)

           7860 Mission Center Court #100 San Diego, California 92108
                    (Address of principal executive offices)

                              John Smaha, Attorney
                         7860 Mission Center Court #100
                          San Diego, California 92108
                    (Name and address of agent for service)

                                 (619) 688-1557
          (Telephone number, including area code of agent for service)

                                  INTRODUCTION

         This Report is filed for the sole purpose of providing more current information about matters pertaining to the direction of the company.

         ITEM 1. CHANGE OF CONTROL OF REGISTRANT. Please see Item 5.

         ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. Please see Item 5.

         ITEM 3. BANKRUPTCY OR RECEIVERSHIP. None.

         ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT. None.

         ITEM 5. OTHER EVENTS.

         (a) DIRECTION. The company will be moving into a new direction. We will be focused on the acquisition of income producing assets in the technology, real estate and entertainment sectors. The officers will be advising this Board of Directors as to a name change and additional capital requirements.

         (b) CHANGE OF MANAGEMENT. On April 14, 2003, the following persons became an officers and directors of this corporation: Harold Gregg, shall be appointed interim CEO and upon finding a successor, shall be appointed, Vice President and General Counsel. The Board of Directors shall consist of the following people: Harold Gregg, director and a Financial Advisory Board shall be appointed: Ascot Investments, Inc.

         (c) On April 14, 2003, the Company accepted the resignation of David C. Merrell and Corie Merrell as an officers and directors of the company.

         (d) On April 14, 2003, Chiricahua Investments, LLC, the company's largest shareholder entered into a share purchase agreement with IPIC, Inc. for the purchase of 2,002,895 shares of common restricted stock of the corporation for an aggregate purchase price of $211,302.50.

         (e) On April 14, 2003, certain sellers and CTSO, Inc. entered into a share purchase agreement for the purchase of 276,182 shares of common stock of the corporation for an aggregate purchase price of $63,697.50

         ITEM 6. CHANGES OF REGISTRANT'S DIRECTORS. Please see Item 5.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

April 22, 2003

NEW ENVIRONMENTAL TECHNOLOGIES CORPORATION

/s/ Harold Gregg
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Harold Gregg, President,
Interim Chief Executive Officer and
Principal Financial Officer